Exhibit 3.23

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/14/1999 991537817 – 3142042

CERTIFICATE OF INCORPORATION

OF

WARNER ELECTRIC INTERNATIONAL HOLDING, INC.

FIRST.                                   The name of this corporation shall be:

WARNER ELECTRIC INTERNATIONAL HOLDING, INC.

SECOND.                    Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD.                               The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.                   The total number of shares of stock which this corporation is authorized to issue is:

One Thousand (1,000) Shares With A Par Value Of $1.00 Amounting To One Thousand ($1,000) dollars.

FIFTH.                                  The name and address of the incorporator is as follows:

Denise L. Krackow

Corporation Service Company

1013 Centre Road

Wilmington, DE 19805

SIXTH.                                The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH.     No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this Thirteenth day of December, A.D., 1999.

/s/ Denise L. Krackow
Denise L. Krackow
Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 01:32 PM 07/01/2004 FILED 01:32 PM 07/01/2004 SRV 040487317 – 3142042 FILE

CERTIFICATE OF MERGER OF

WARNER ELECTRIC FINANCE COMPANY, INC.

a Delaware Corporation,

WITH AND INTO

WARNER ELECTRIC INTERNATIONAL HOLDING, INC.

a Delaware Corporation

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST:                                   The name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Warner Electric Finance Company, Inc.	Delaware

Warner Electric International Holding, Inc.	Delaware

SECOND:                    An Agreement and Plan of Merger, dated as of July 1, 2004 (the “Merger Agreement”), between the constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251 of the DGCL.

THIRD:                               The name of the surviving corporation in the merger is Warner Electric International Holding, Inc.

FOURTH:                   The certificate of incorporation of Warner Electric International Holding, Inc. shall be amended so that Article FOURTH thereof reads in its entirety as follows:

FOURTH.                   The total number of shares of stock which this corporation is authorized to issue is:

One thousand one hundred (1,100) Shares with A Par Value of $1.00 Amounting to One Thousand One Hundred Dollars ($1,100).

and as so amended shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided therein or by applicable law.

FIFTH:                                  The executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 8730 Stony Point Parkway, Suite 150, Richmond, VA 23235.

SIXTH:                                A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, Warner Electric International Holding, Inc., a Delaware corporation, has caused this certificate to be signed by Thomas M. O’Brien, its Senior Vice President, General Counsel and Secretary, an authorized officer of the corporation, on this 1st day of July, 2004.

WARNER ELECTRIC INTERNATIONAL HOLDING, INC. a Delaware corporation

By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien
Senior Vice President, General
Counsel and Secretary